Exhibit 99.1

For more information, contact:

William J. Stuart

Chief Financial Officer

Soapstone Networks

978-715-2300

wstuart@soapstonenetworks.com

Soapstone Networks Announces Filing of Certificate of Dissolution

Suspends Trading on NASDAQ

Billerica, MA, July 31, 2009 — Soapstone Networks Inc. (NASDAQ: SOAP), today announced that it has filed a certificate of dissolution (the “Certificate”) with the Delaware Secretary of State, as contemplated by the plan of liquidation and dissolution previously approved by the Company’s Board of Directors and stockholders. The Certificate, which became effective upon filing, provides for the dissolution of the Company under Delaware General Corporation Law. For more detail concerning the filing of the Certificate, please see the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission on July 2, 2009.

In connection with the filing of the Certificate, effective as of the close of business on July 31, 2009, the Company closed its stock transfer books and discontinued recording transfers of shares of its common stock, $.0001 par value per share (the “Common Stock”). The Common Stock, and stock certificates evidencing the shares of Common Stock, are no longer assignable or transferable on the Company’s books.

On July 28, 2009, the Company submitted a request to Nasdaq OMX to suspend trading of the Common Stock effective at the close of the regular trading session on July 31, 2009. On July 29, 2009, the Company notified Nasdaq OMX that the Company would file a Form 25 to delist its Common Stock on August 7, 2009.

Upon the suspension of trading of the Common Stock on the Nasdaq Global Market at the close of the regular trading session on July 31, 2009, shares of Common Stock held in street name with brokers may be traded in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Bulletin Board or the Pink Sheets. Such trading will reduce the market liquidity of the Common Stock. As a result, an investor will find it more difficult to dispose of, or obtain accurate quotations for the price of the Common Stock, if they are able to trade the Common Stock at all.

CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS

This release contains information about Soapstone Networks’ future expectations, potential dividends, liquidation obligations, expenses and plans, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, the following: our board of directors could elect to abandon or delay implementation of the Plan of Liquidation; the precise nature, amount and timing of any distributions to stockholders will depend on and could be delayed by, among other things, sales of our assets, claim settlements with creditors, resolution of outstanding litigation matters and unexpected or greater than expected expenses; our stockholders could be liable to our creditors in the event we fail to create an adequate contingency reserve to satisfy claims against us; we could incur costs to terminate, retain or replace personnel and consultants; the limited ability of our stockholders to publicly trade our stock after we close our stock transfer books on the date we file a certificate of dissolution with the Delaware Secretary of State; and we will continue to incur the expenses of complying with public company reporting requirements. Further information on potential risk factors that could affect Soapstone, its business and its financial results are set forth in Soapstone’s filings with the Securities and Exchange Commission. Soapstone does not undertake any duty to update forward-looking statements.

About Soapstone Networks Inc.

Soapstone Networks Inc. is based in Billerica, Massachusetts. For more information about Soapstone, visit www.soapstonenetworks.com or phone 978-715-2300.